AMENDMENT TO STOCK OPTION AGREEMENT

This amendment to the Stock Option Agreement between EAU Technologies, Inc., a Delaware corporation (the “Company”), and __________, an individual resident of the State of Georgia (the “Employee”), is entered into on the ____ day of March, 2011.

WHEREAS, the Company issued to Employee a Stock Option Agreement dated _________, 20__ between the Company and the Employee (the “Stock Option Agreement”);

WHEREAS, on September 20, 2010 the Board of Directors of the Company approved to amend the Stock Option Agreement; and

WHEREAS, the Company and Employee desire to amend the Stock Option Agreement and document the adjustment as approved by the Board of Directors;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

I.           The Stock Option Agreement is hereby amended by deleting “$____” and replacing it with “$0.31.”

II.          Except as specifically amended hereby, the Stock Option Agreement shall remain in full force and effect as prior to the amendment.

III.         This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties agree that signatures transmitted and received via facsimile shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against all parties.

IN WITNESS WHEREOF, the Company and Employee have each executed and delivered this agreement as of the date first shown above.

EMPLOYEE:

Print Name: ________________________________________

THE COMPANY:

EAU TECHNOLOGIES, INC.

By:
Name: Wade R. Bradley
Title: Chief Executive Officer